Exhibit 99.1

As further discussed in this Current Report on Form 8−K, the consolidated financial statements and condensed notes to the consolidated financial statements of Piedmont Office Realty Trust, Inc. ("Piedmont") in its Quarterly Report on Form 10−Q for the three months ended March 31, 2013 (the "First Quarter 2013 Form 10−Q") are presented in this Exhibit 99.1 to include an additional footnote required by Rule 3-10 of Regulation S-X, regarding financial statements of guarantors and issuers of guaranteed registered securities. No other modifications or updates to the disclosures, other than the additional footnote and the presentation of the 1111 Durham Avenue building as held-for-sale as of December 31, 2012, have been made in this Current Report on Form 8−K for developments or events that occurred subsequent to the filing of the First Quarter 2013 Form 10−Q. This Exhibit 99.1 should be read in conjunction with Piedmont's Annual Report on Form 10-K for the year ended December 31, 2012, as originally filed on February 27, 2013 and as recast in the Current Report on Form 8-K filed on June 4, 2013, as well as the Registrant’s other filings with the SEC.

FORM 10-Q
PIEDMONT OFFICE REALTY TRUST, INC.

PART I. FINANCIAL STATEMENTS

ITEM 1.	CONSOLIDATED FINANCIAL STATEMENTS
The information presented in the accompanying consolidated balance sheets and related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows reflects all adjustments that are, in management’s opinion, necessary for a fair and consistent presentation of financial position, results of operations, and cash flows in accordance with U.S. generally accepted accounting principles.
The accompanying financial statements should be read in conjunction with the notes to Piedmont’s financial statements included in this Current Report on Form 8-K and with Piedmont’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as the Current Report on Form 8-K containing Exhibit 99.1 filed on June 4, 2013, for the purpose of recasting certain sections of Piedmont's Annual Report on Form 10-K for the year ended December 31, 2012 for dispositions subsequent to December 31, 2012.
Piedmont’s results of operations for the three months ended March 31, 2013 are not necessarily indicative of the operating results expected for the full year.

PIEDMONT OFFICE REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for share and per share amounts)

	(Unaudited)
	March 31, 2013	December 31, 2012
Assets:
Real estate assets, at cost:
Land	$666,479	$622,348
Buildings and improvements, less accumulated depreciation of $902,978 and $874,630 as of March 31, 2013 and December 31, 2012, respectively	3,059,317	2,881,296
Intangible lease assets, less accumulated amortization of $67,333 and $67,940 as of March 31, 2013 and December 31, 2012, respectively	70,752	54,745
Construction in progress	29,487	20,373
Real estate assets held for sale, net	24,954	33,970
Total real estate assets	3,850,989	3,612,732
Investments in unconsolidated joint ventures	37,835	37,226
Cash and cash equivalents	17,575	12,957
Tenant receivables, net of allowance for doubtful accounts of $375 and $346 as of March 31, 2013 and December 31, 2012, respectively	153,697	145,148
Due from unconsolidated joint ventures	458	463
Restricted cash and escrows	683	334
Prepaid expenses and other assets	12,724	13,022
Goodwill	180,097	180,097
Interest rate swap	1,712	1,075
Deferred financing costs, less accumulated amortization of $11,048 and $10,479 as of March 31, 2013 and December 31, 2012, respectively	5,908	6,454
Deferred lease costs, less accumulated amortization of $118,673 and $112,289 as of March 31, 2013 and December 31, 2012, respectively	271,337	240,140
Other assets held for sale, net	5,646	5,227
Total assets	$4,538,661	$4,254,875
Liabilities:
Line of credit and notes payable	$1,699,525	$1,416,525
Accounts payable, accrued expenses, and accrued capital expenditures	139,273	127,263
Deferred income	23,585	21,552
Intangible lease liabilities, less accumulated amortization of $40,744 and $40,931 as of March 31, 2013 and December 31, 2012, respectively	45,215	40,805
Interest rate swaps	8,443	8,235
Total liabilities	1,916,041	1,614,380
Commitments and Contingencies	—	—
Stockholders’ Equity:
Shares-in-trust, 150,000,000 shares authorized; none outstanding as of March 31, 2013 or December 31, 2012	—	—
Preferred stock, no par value, 100,000,000 shares authorized; none outstanding as of March 31, 2013 or December 31, 2012	—	—
Common stock, $.01 par value, 750,000,000 shares authorized; 167,555,401 and 167,556,001 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively.	1,676	1,676
Additional paid-in capital	3,667,614	3,667,051
Cumulative distributions in excess of earnings	(1,041,552)	(1,022,681)
Other comprehensive loss	(6,731)	(7,160)
Piedmont stockholders’ equity	2,621,007	2,638,886
Noncontrolling interest	1,613	1,609
Total stockholders’ equity	2,622,620	2,640,495
Total liabilities and stockholders’ equity	$4,538,661	$4,254,875
See accompanying notes

PIEDMONT OFFICE REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for share and per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2013	2012
Revenues:
Rental income	$108,021	$103,875
Tenant reimbursements	25,652	26,513
Property management fee revenue	631	574
Other rental income	—	124
	134,304	131,086
Expenses:
Property operating costs	52,892	51,691
Depreciation	29,420	26,852
Amortization	9,117	12,614
General and administrative	4,549	5,257
	95,978	96,414
Real estate operating income	38,326	34,672
Other income (expense):
Interest expense	(16,373)	(16,537)
Interest and other income (expense)	(1,277)	97
Net casualty loss	(161)	—
Equity in income of unconsolidated joint ventures	395	170
	(17,416)	(16,270)
Income from continuing operations	20,910	18,402
Discontinued operations:
Operating income	147	999
Impairment loss	(6,402)	—
Gain on sale of real estate assets	—	17,830
Income/(loss) from discontinued operations	(6,255)	18,829
Net income	14,655	37,231
Less: Net income attributable to noncontrolling interest	(4)	(4)
Net income attributable to Piedmont	$14,651	$37,227
Per share information – basic and diluted:
Income from continuing operations	$0.13	$0.11
Income/(loss) from discontinued operations	(0.04)	0.11
Net income available to common stockholders	$0.09	$0.22
Weighted-average common shares outstanding – basic	167,555,407	172,629,748
Weighted-average common shares outstanding – diluted	167,810,319	172,873,930
See accompanying notes.

PIEDMONT OFFICE REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)

	(Unaudited)
	Three Months Ended
	March 31,
	2013		2012

Net income attributable to Piedmont		$14,651		$37,227
Other comprehensive income/(loss):
Effective portion of loss on derivative instruments that are designated and qualify as cash flow hedges (See Note 6)	(340)		(748)
Less: Reclassification of previously recorded loss included in net income (See Note 6)	769		733
Other comprehensive income/(loss)		429		(15)
Comprehensive income attributable to Piedmont		$15,080		$37,212

See accompanying notes

PIEDMONT OFFICE REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2012
AND FOR THE THREE MONTHS ENDED MARCH 31, 2013 (UNAUDITED)
(in thousands, except per share amounts)

	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Other Comprehensive Loss	Non- controlling Interest	Total Stockholders’ Equity
	Shares	Amount
Balance, December 31, 2011	172,630	$1,726	$3,663,662	$(891,032)	$(2,537)	$1,609	$2,773,428
Share repurchases as part of an announced program	(5,255)	(52)	—	(88,685)	—	—	(88,737)
Offering costs associated with the issuance of common stock	—	—	567	—	—	—	567
Dividends to common stockholders ($0.80 per share), distributions to noncontrolling interest, and dividends reinvested	—	—	(195)	(136,168)	—	(15)	(136,378)
Shares issued under the 2007 Omnibus Incentive Plan, net of tax	181	2	3,017	—	—	—	3,019
Net income attributable to noncontrolling interest	—	—	—	—	—	15	15
Net income attributable to Piedmont	—	—	—	93,204	—	—	93,204
Other comprehensive loss	—	—	—	—	(4,623)	—	(4,623)
Balance, December 31, 2012	167,556	1,676	3,667,051	(1,022,681)	(7,160)	1,609	2,640,495
Share repurchases as part of an announced program	(1)	—	—	(11)	—	—	(11)
Dividends to common stockholders ($0.20 per share), distributions to noncontrolling interest, and dividends reinvested	—	—	(59)	(33,511)	—	—	(33,570)
Amortization of unvested shares granted under the 2007 Omnibus Incentive Plan	—	—	622	—	—	—	622
Net income attributable to noncontrolling interest	—	—	—	—	—	4	4
Net income attributable to Piedmont	—	—	—	14,651	—	—	14,651
Other comprehensive income	—	—	—	—	429	—	429
Balance, March 31, 2013	167,555	$1,676	$3,667,614	$(1,041,552)	$(6,731)	$1,613	$2,622,620

See accompanying notes

PIEDMONT OFFICE REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	(Unaudited)
	Three Months Ended
	March 31,
	2013	2012
Cash Flows from Operating Activities:
Net income	$14,655	$37,231
Operating distributions received from unconsolidated joint ventures	463	788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,684	27,606
Amortization of deferred financing costs	594	803
Other amortization	9,516	12,485
Impairment loss on real estate assets	6,402	—
Stock compensation expense	594	334
Equity in income of unconsolidated joint ventures	(395)	(170)
Gain on sale of real estate assets, net	—	(17,832)
Changes in assets and liabilities:
Increase in tenant receivables, net	(9,685)	(3,216)
Decrease/(increase) in restricted cash and escrows	9	(16,069)
Decrease/(increase) in prepaid expenses and other assets	250	(2,659)
Decrease in accounts payable and accrued expenses	(11,122)	(6,101)
Increase in deferred income	2,033	4,709
Net cash provided by operating activities	42,998	37,909
Cash Flows from Investing Activities:
Investments in real estate assets and related intangibles	(281,613)	(13,075)
Net sales proceeds from wholly-owned properties	3,403	24,839
Investments in unconsolidated joint ventures	(672)	—
Deferred lease costs paid	(8,870)	(5,874)
Net cash (used in)/provided by investing activities	(287,752)	5,890
Cash Flows from Financing Activities:
Deferred financing costs paid	(47)	(12)
Proceeds from line of credit and notes payable	294,000	49,000
Repayments of line of credit and notes payable	(11,000)	(169,000)
Costs of issuance of common stock	—	(229)
Share repurchases as part of an announced program	(11)	—
Dividends paid and discount on dividend reinvestments	(33,570)	(34,569)
Net cash provided by/(used in) financing activities	249,372	(154,810)
Net increase/(decrease) in cash and cash equivalents	4,618	(111,011)
Cash and cash equivalents, beginning of period	12,957	139,690
Cash and cash equivalents, end of period	$17,575	$28,679

Supplemental Disclosures of Significant Noncash Investing and Financing Activities:
Accrued capital expenditures and deferred lease costs	$31,071	$4,410

See accompanying notes

PIEDMONT OFFICE REALTY TRUST, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013
(unaudited)

1.Organization
Piedmont Office Realty Trust, Inc. (“Piedmont”) (NYSE: PDM) is a Maryland corporation that operates in a manner so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and engages in the acquisition and ownership of commercial real estate properties throughout the United States, including properties that are under construction, are newly constructed, or have operating histories. Piedmont was incorporated in 1997 and commenced operations in June of 1998. Piedmont conducts business primarily through Piedmont Operating Partnership, L.P. (“Piedmont OP”), a Delaware limited partnership, as well as performing the management of its buildings through two wholly-owned subsidiaries, Piedmont Government Services, LLC and Piedmont Office Management, LLC. Piedmont is the sole general partner of Piedmont OP and possesses full legal control and authority over the operations of Piedmont OP. Piedmont OP owns properties directly, through wholly-owned subsidiaries, and through both consolidated and unconsolidated joint ventures. References to Piedmont herein shall include Piedmont and all of its subsidiaries, including Piedmont OP and its subsidiaries and joint ventures.

As of March 31, 2013, Piedmont owned interests in 75 consolidated office properties, plus five buildings owned through unconsolidated joint ventures. Our 75 consolidated office properties are located in 17 metropolitan areas across the United States. These office properties comprise approximately 20.9 million square feet of primarily Class A commercial office space, and were approximately 86.0% leased as of March 31, 2013.

2.Summary of Significant Accounting Policies
Basis of Presentation

The consolidated financial statements of Piedmont have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. In the opinion of management, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of a full year’s results and certain prior period amounts have been reclassified to conform to the current period financial statement presentation. The reclassifications relate to the required presentation of income from discontinued operations for properties sold and properties held for sale during the quarter ended March 31, 2013 and during the year ended December 31, 2012, respectively. Please refer to Note 10 for further details. None of these reclassifications affect net income attributable to Piedmont as presented in previous periods. Piedmont’s consolidated financial statements include the accounts of Piedmont, Piedmont’s wholly-owned subsidiaries, any variable interest entity of which Piedmont or any of its wholly-owned subsidiaries is considered the primary beneficiary, or any entity in which Piedmont or any of its wholly-owned subsidiaries owns a controlling interest. For further information, refer to the financial statements and footnotes included in Piedmont’s Annual Report on Form 10-K for the year ended December 31, 2012.

Further, Piedmont has formed special purpose entities to acquire and hold real estate. Each special purpose entity is a separate legal entity and consequently the assets of the special purpose entities are not available to all creditors of Piedmont. The assets owned by these special purpose entities are being reported on a consolidated basis with Piedmont’s assets for financial reporting purposes only.

Income Taxes

Piedmont has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and has operated as such, beginning with its taxable year ended December 31, 1998. To qualify as a REIT, Piedmont must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income. As a REIT, Piedmont is generally not subject to federal income taxes. Piedmont is subject to certain taxes related to the operations of properties in certain locations, as well as operations conducted by its taxable REIT subsidiary, which have been provided for in the financial statements.

3.Acquisitions
During the quarter ended March 31, 2013, Piedmont acquired the following properties:

Property	Metropolitan Statistical Area	Date of Acquisition	Rentable Square Feet	Percentage Leased as of Acquisition	Purchase Price (in millions)
Arlington Gateway	Washington, D.C.	March 4, 2013	333,948	99%	$175.6
5 & 15 Wayside Road	Boston, MA	March 22, 2013	271,434	95%	$69.3

4.	Tenant Receivables

Tenant receivables as of March 31, 2013 and December 31, 2012, respectively, were comprised of the following (in thousands):

	March 31, 2013	December 31, 2012
Tenant receivables, net of allowance for doubtful accounts of $375 and $346 as of March 31, 2013 and December 31, 2012, respectively	$29,237	$25,038
Cumulative rental revenue recognized on a straight-line basis in excess of cash received in accordance with lease terms	124,460	120,110
Tenant receivables, net	$153,697	$145,148

5.Line of Credit and Notes Payable
During the three months ended March 31, 2013, Piedmont incurred net borrowings of approximately $283.0 million on its $500 Million Unsecured Line of Credit. Piedmont also made interest payments on all debt facilities, including interest rate swap cash settlements related to certain of its debt facilities, totaling approximately $15.7 million and $15.8 million for the three months ended March 31, 2013 and 2012, respectively.

See Note 8 for a description of Piedmont’s estimated fair value of debt as of March 31, 2013.

The following table summarizes the terms of Piedmont’s indebtedness outstanding as of March 31, 2013 and December 31, 2012 (in thousands):

Facility	Collateral	Rate(1)		Maturity	Amount Outstanding as of
					March 31, 2013	December 31, 2012
Secured (Fixed)
$200.0 Million Mortgage Note	Aon Center	4.87%		5/1/2014	$200,000	$200,000
$25.0 Million Mortgage Note	Aon Center	5.70%		5/1/2014	25,000	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%		6/7/2014	350,000	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	105,000	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%		4/1/2016	125,000	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525	42,525
$140.0 Million WDC Mortgage Notes	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000	140,000
Subtotal/Weighted Average (4)		5.17%			987,525	987,525
Unsecured (Variable)
$300 Million Unsecured Term Loan		LIBOR + 1.45%	(5)	11/22/2016	300,000	300,000
$500 Million Unsecured Line of Credit		1.39%	(6)	8/19/2016	412,000	129,000
Subtotal/Weighted Average (4)		1.93%			712,000	429,000
Total/ Weighted Average (4)		3.81%			$1,699,525	$1,416,525

(1)	All of Piedmont’s outstanding debt as of March 31, 2013 and December 31, 2012 is interest-only debt.

(2)
Nine property collateralized pool includes: 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 400 Bridgewater Crossing, 200 Bridgewater Crossing, and Fairway Center II.

(3)	Four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(4)	Weighted average is based on contractual balance of outstanding debt and interest rates in the table as of March 31, 2013.

(5)
The $300 Million Unsecured Term Loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix, exclusive of changes to Piedmont's credit rating, the rate on this facility to 2.69%.

(6)
Piedmont may select from multiple interest rate options with each draw, including the prime rate and various-length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of March 31, 2013) over the selected rate based on Piedmont’s current credit rating. The outstanding balance as of March 31, 2013 consisted of 30-day LIBOR draws at 0.21% (subject to the additional spread mentioned above).

6.Derivative Instruments
Risk Management Objective of Using Derivatives

In addition to operational risks which arise in the normal course of business, Piedmont is exposed to economic risks such as interest rate, liquidity, and credit risk. In certain situations, Piedmont has entered into derivative financial instruments such as interest rate swap agreements and other similar agreements to manage interest rate risk exposure arising from current or future variable rate debt transactions. Interest rate swap agreements involve the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. Piedmont’s objective in using interest rate derivatives is to add stability to interest expense and to manage its exposure to interest rate movements.

Cash Flow Hedges of Interest Rate Risk

Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for Piedmont making fixed-rate payments over the life of the agreements without changing the underlying notional amount. During the three months ended March 31, 2013, Piedmont used interest rate swap agreements to hedge the variable cash flows associated with its $300 Million Unsecured Term Loan.

Additionally, during the three months ended March 31, 2013, Piedmont entered into a forward starting swap with a total notional value of $70 million to hedge the risk of changes in the interest-related cash flows associated with the potential issuance of long-term debt. Piedmont is hedging its exposure to the variability in future cash flows for forecasted transactions over a maximum period of 131 months (excluding forecasted transactions related to the payment of variable interest on existing financial instruments). As of March 31, 2013, $140 million has been hedged associated with Piedmont's potential incurrence of long-term debt.

A detail of Piedmont’s interest rate derivatives outstanding as of March 31, 2013 is as follows:

Interest Rate Derivative	Notional Amount (in millions)	Effective Date	Maturity Date
Interest rate swap	$125	11/22/2011	11/22/2016
Interest rate swap	75	11/22/2011	11/22/2016
Interest rate swap	50	11/22/2011	11/22/2016
Interest rate swap	50	11/22/2011	11/22/2016
Interest rate swap	70	3/3/2014	3/3/2024
Interest rate swap	70	3/3/2014	3/3/2024
Total	$440

Piedmont has elected to present its interest rate derivatives on its consolidated balance sheets on a gross basis as interest rate swap asset and interest rate swap liabilities. A detail of Piedmont’s interest rate derivatives on a gross and net basis as of March 31, 2013 and December 31, 2012, respectively, is as follows:

Interest rate swaps classified as:	March 31, 2013	December 31, 2012
Gross derivative assets	$1,712	$1,075
Gross derivative liabilities	(8,443)	(8,235)
Net derivative asset/(liability)	$(6,731)	$(7,160)

All of Piedmont's interest rate derivative agreements outstanding for the periods presented were designated as cash flow hedges of interest rate risk. As such, the effective portion of changes in the fair value of these derivatives designated as, and that qualify as, cash flow hedges is recorded in other comprehensive income ("OCI") and is reclassified into earnings as interest expense in the period that the hedged forecasted transaction affects earnings. The effective portion of Piedmont's interest rate derivatives that was recorded in the accompanying consolidated statements of income for the three months ended March 31, 2013 and 2012, respectively, is follows:

	Three Months Ended
Derivative in Cash Flow Hedging Relationships (Interest Rate Swaps) (in thousands)	March 31, 2013	March 31, 2012
Amount of loss recognized in OCI on derivative	$340	$748
Amount of previously recorded loss reclassified from accumulated OCI into interest expense	$(769)	$(733)

Piedmont estimates that approximately $3.2 million will be reclassified from accumulated other comprehensive loss to interest expense over the next twelve months. No gain or loss was recognized related to hedge ineffectiveness or to amounts excluded from effectiveness testing on Piedmont’s cash flow hedges during the three months ended March 31, 2013 or 2012.

Additionally, see Note 8 for fair value disclosures of Piedmont's derivative instruments.

Credit-risk-related Contingent Features

Piedmont has agreements with its derivative counterparties that contain a provision whereby if Piedmont defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then Piedmont could also be declared in default on its derivative obligations. If Piedmont were to breach any of the contractual provisions of the derivative contracts, it would be required to settle its obligations under the agreements at their termination value of the fair values plus accrued interest, or approximately $8.7 million. Additionally, Piedmont does have rights of set-off under certain of its derivative agreements related to potential termination fees and amounts payable under the agreements, if a termination were to occur.

7.Variable Interest Entities
Variable interest holders who have the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and have the obligation to absorb the majority of losses of the entity or the right to receive significant benefits of the entity are considered to be the primary beneficiary and must consolidate the VIE.
A summary of Piedmont’s interests in and consolidation treatment of its VIEs as of March 31, 2013 is as follows (net carrying amount in millions):

Entity	Piedmont’s % Ownership of Entity	Related Building	Consolidated/ Unconsolidated	Net Carrying Amount as of March 31, 2013	Net Carrying Amount as of December 31, 2012	Primary Beneficiary Considerations
1201 Eye Street NW Associates, LLC	49.5%	1201 Eye Street	Consolidated	$(5.4)	$(5.7)
In accordance with the partnership’s governing documents, Piedmont is entitled to 100% of the cash flow of the entity and has sole discretion in directing the management and leasing activities of the building.

1225 Eye Street NW Associates, LLC	49.5%	1225 Eye Street	Consolidated	$0.6	$(0.1)
In accordance with the partnership’s governing documents, Piedmont is entitled to 100% of the cash flow of the entity and has sole discretion in directing the management and leasing activities of the building.

Piedmont 500 W. Monroe Fee, LLC	100%	500 W. Monroe	Consolidated	$208.4	$194.0
The Omnibus Agreement with the previous owner includes equity participation rights for the previous owner, if certain financial returns are achieved; however, Piedmont has sole decision making authority and is entitled to the economic benefits of the property until such returns are met.

Suwanee Gateway One, LLC	100%	Suwanee Gateway One	Consolidated	$7.5	$7.6
The fee agreement includes equity participation rights for the incentive manager, if certain returns on investment are achieved; however, Piedmont has sole decision making authority and is entitled to the economic benefits of the property until such returns are met.

Medici Atlanta, LLC	100%	The Medici	Consolidated	$14.3	$13.7
The fee agreement includes equity participation rights for the incentive manager, if certain returns on investment are achieved; however, Piedmont has sole decision making authority and is entitled to the economic benefits of the property until such returns are met.

400 TownPark, LLC	100%	400 TownPark	Consolidated	$23.2	$23.5
The fee agreement includes equity participation rights for the incentive manager, if certain returns on investment are achieved; however, Piedmont has sole decision making authority and is entitled to the economic benefits of the property until such returns are met.

Each of the VIEs described above has the sole purpose of holding office buildings and their resulting operations, and are classified in the accompanying consolidated balance sheets in the same manner as Piedmont’s wholly-owned properties.

8.Fair Value Measurement of Financial Instruments
Piedmont considers its cash, accounts receivable, restricted cash and escrows, accounts payable and accrued expenses, interest rate swap agreements, and line of credit and notes payable to meet the definition of financial instruments. The following table sets forth the carrying and estimated fair value for each of Piedmont’s financial instruments as of March 31, 2013 and December 31, 2012, respectively (in thousands):

	2013			2012
Financial Instrument	Carrying Value	Estimated Fair Value	Level Within Fair Value Hierarchy	Carrying Value	Estimated Fair Value	Level Within Fair Value Hierarchy
Assets:
Cash and cash equivalents(1)	$17,575	$17,575	Level 1	$12,957	$12,957	Level 1
Tenant receivables, net(1)	$156,367	$156,367	Level 1	$147,337	$147,337	Level 1
Restricted cash and escrows(1)	$683	$683	Level 1	$334	$334	Level 1
Interest rate swap asset	$1,712	$1,712	Level 2	$1,075	$1,075	Level 2
Liabilities:
Accounts payable and accrued expenses(1)	$21,103	$21,103	Level 1	$23,113	$23,113	Level 1
Interest rate swap liability	$8,443	$8,443	Level 2	$8,235	$8,235	Level 2
Line of credit and notes payable	$1,699,525	$1,750,284	Level 2	$1,416,525	$1,470,002	Level 2

(1)	For the periods presented, the carrying value approximates estimated fair value due to its short-term maturity.

Piedmont's line of credit and notes payable were carried at book value as of March 31, 2013 and December 31, 2012; however, Piedmont's estimate of their fair value is disclosed in the table above. Piedmont uses widely accepted valuation techniques including discounted cash flow analysis based on the contractual terms of the debt facilities, including the period to maturity of each instrument, and uses observable market-based inputs for similar debt facilities which have transacted recently in the market. Therefore, the fair values determined are considered to be based on significant other observable inputs (Level 2). Scaling adjustments are made to these inputs to make them applicable to the remaining life of Piedmont's outstanding debt. Piedmont has not changed its valuation technique for estimating the fair value of its line of credit and notes payable.

Piedmont’s interest rate swap agreements discussed in Note 6 above are classified as “Interest rate swap” assets and liabilities in the accompanying consolidated balance sheets and were carried at fair value as of March 31, 2013 and December 31, 2012. The valuation of these derivative instruments was determined using widely accepted valuation techniques including discounted cash flow analysis based on the contractual terms of the derivatives, including the period to maturity of each instrument, and uses observable market-based inputs, including interest rate curves and implied volatilities. Therefore, the fair values determined are considered to be based on significant other observable inputs (Level 2). In addition, Piedmont considered both its own and the respective counterparties’ risk of nonperformance in determining the fair value of its derivative financial instruments by estimating the current and potential future exposure under the derivative financial instruments that both Piedmont and the counterparties were at risk for as of the valuation date. The credit risk of Piedmont and its counterparties was factored into the calculation of the estimated fair value of the interest rate swaps; however, as of March 31, 2013 and December 31, 2012, this credit valuation adjustment did not comprise a material portion of the estimated fair value. Therefore, Piedmont believes that any unobservable inputs used to determine the fair values of its derivative financial instruments are not significant to the fair value measurements in their entirety, and does not consider any of its derivative financial instruments to be Level 3 assets or liabilities.

9.Commitments and Contingencies

Commitments Under Existing Agreements

Certain lease agreements include provisions that, at the option of the tenant, may obligate Piedmont to provide funding for capital improvements. Under its existing lease agreements, Piedmont may be required to fund significant tenant improvements, leasing commissions, and building improvements. In addition, certain agreements contain provisions that require Piedmont to issue corporate or property guarantees to provide funding for capital improvements or other financial obligations. Further, Piedmont classifies such tenant and building improvements into two classes: (i) improvements which incrementally enhance the building's asset value by expanding its revenue generating capacity (“incremental capital expenditures”) and (ii) improvements which maintain the building's existing asset value and its revenue generating capacity (“non-incremental capital expenditures”). As of March 31, 2013, Piedmont anticipates funding potential non-incremental capital expenditures for tenant improvements of approximately $98.5 million related to its existing lease portfolio over the respective lease terms, the majority of which Piedmont estimates may be required to be funded over the next several years. For most of Piedmont’s leases, the timing of the actual funding of these tenant improvements is largely dependent upon tenant requests for reimbursement. In some cases, these obligations may expire with the leases without further recourse to Piedmont.

Additionally, as of March 31, 2013, commitments for incremental capital expenditures associated with new leases, primarily at value-add properties, totaled approximately $42.3 million.

Contingencies Related to Tenant Audits/Disputes

Certain lease agreements include provisions that grant tenants the right to engage independent auditors to audit their annual operating expense reconciliations. Such audits may result in the re-interpretation of language in the lease agreements which could result in the refund of previously recognized tenant reimbursement revenues, resulting in financial loss to Piedmont. Piedmont recorded no significant reserves as additional expense related to such tenant audits/disputes during the three months ended March 31, 2013 or 2012, respectively.

Letters of Credit

As of March 31, 2013, Piedmont was subject to the following letters of credit, which reduce the total outstanding capacity under its $500 Million Unsecured Line of Credit:

Amount	Expiration of Letter of Credit (1)
$10,000,000	July 2013
$9,033,164	July 2013
$382,556	July 2013

(1)	These letter of credit agreements automatically renew for consecutive, one-year periods each anniversary, subject to the satisfaction of the credit obligation and certain other limitations.
Agreements to Resolve Legal Actions

Piedmont and certain of its current and former officers and directors were party to two separate securities class action lawsuits which challenged various disclosures made in connection with Piedmont's April 2007 internalization transaction in one case and a response to a May 2007 tender offer for Piedmont's shares and an October 2007 proxy statement seeking approval of amendments to Piedmont's charter in the other case. (Please refer to Part II. Item 1. “Legal Proceedings” for a complete description of the chronology of the two lawsuits). During the year ended December 31, 2012, after receiving favorable rulings including the dismissal of all claims in both cases, Piedmont reached agreement in principle to settle both lawsuits, thus avoiding additional legal expense associated with any further appeals by the plaintiffs. As a result, during the year ended December 31, 2012, Piedmont recorded a $7.5 million litigation settlement charge. Following notice to the classes, the settlements were granted final approval by the court on April 18, 2013. The time period for appealing the final approval expires May 20, 2013, at which time the cases will be fully and finally concluded except for administration of the settlement. Until the appeals period expires, the possibility of further financial loss does exist; however, management has concluded that such risk of loss is remote.

10.Discontinued Operations

Piedmont has classified the results of operations related to the following properties as discontinued operations (in thousands):

Building(s) Sold	Location	Date of Sale	Gain/(Loss) on Sale	Net Sales Proceeds
Portland Portfolio(1)	Beaverton, Oregon	March 19, 2012	$17,823	$43,832
26200 Enterprise Way	Lake Forest, California	May 31, 2012	$10,013	$24,412
110 & 112 Hidden Lake Circle Buildings	Duncan, South Carolina	September 21, 2012	$(259)	$25,595
1111 Durham Avenue	South Plainfield, New Jersey	March 28, 2013	$—	$3,403
1200 Enclave Parkway(2)	Houston, Texas	Held for Sale(2)	N/A	N/A

(1)
The Portland Portfolio consisted of four office properties known as the Deschutes building, the Rhein building, the Rogue building, and the Willamette building, as well as 18.19 acres of adjoining, undeveloped land.

(2)
On March 22, 2013, Piedmont entered into a binding agreement to sell the 1200 Enclave Parkway building with an expected close of May 2013, and in accordance with GAAP, Piedmont reclassified the building from real estate assets held-for-use to real estate assets held-for-sale on its consolidated balance sheet as of March 31, 2013. As such, Piedmont reclassified the operational results of the property as income from discontinued operations for prior periods to conform with current period presentation.

Sale of 1111 Durham Avenue building

In accordance with GAAP during the quarter ended March 31, 2013, Piedmont re-classified the 1111 Durham Avenue building in South Plainfield, New Jersey from real estate assets held-for-use (at cost) to real estate assets held for sale (at estimated fair value) and recorded an impairment charge of $6.4 million, which represents the difference in carrying value of the asset at the time the asset met the held for sale criteria. The fair value measurement used in the evaluation of this non-financial asset is considered to be a Level 1 valuation within the fair value hierarchy as defined by GAAP, as there are direct observations and transactions involving the asset. After assessing the age of the building (constructed in 1975) and leasing prospects, Piedmont determined that the sales price should appropriately represent the land value of the asset. As a result, Piedmont disposed of the 1111 Durham Avenue building for a gross sale price of approximately $4.0 million, exclusive of closing costs. The transaction closed on March 28, 2013.

Assets Held-for-Sale

The details comprising assets held for sale, consisting of the 1200 Enclave Parkway building and the 1111 Durham Avenue building, are presented below (in thousands):

	March 31, 2013	December 31, 2012
Real estate assets held for sale, net:
Land	$3,460	$7,188
Building and improvements, less accumulated depreciation of $1,155 and $9,327 as of March 31, 2013 and December 31, 2012, respectively	21,136	26,782
Construction in progress	358	—
Total real estate assets held for sale, net	$24,954	$33,970

Other assets held for sale:
Straight-line rent	$2,670	$2,189
Deferred lease costs, less accumulated amortization of $268 and $207 as of March 31, 2013 and December 31, 2012, respectively	2,976	3,038
Total other assets held for sale, net	$5,646	$5,227

Income/(loss) from Discontinued Operations

The details comprising income/(loss) from discontinued operations are presented below (in thousands):

	March 31,
	2013	2012
Revenues:
Rental income	$962	$2,680
Tenant reimbursements	247	459
Property management fee revenue	—	—
Other rental income	—	—
	1,209	3,139
Expenses:
Property operating costs	749	1,197
Depreciation	264	754
Amortization of deferred leasing costs	61	186
General and administrative expenses	—	3
	1,074	2,140
Other income (expense):
Interest expense	—	—
Interest and other income	12	—
Net income attributable to noncontrolling interest	—	—
	12	—

Operating income, excluding gain/(loss) on sale	147	999
Impairment loss	(6,402)	—
Gain/(loss) on sale of real estate assets	—	17,830
Income/(loss) from discontinued operations	$(6,255)	$18,829

11.Stock Based Compensation
Deferred Stock Awards

Piedmont has granted deferred stock awards in the form of restricted stock to its employees. The awards are determined by the Compensation Committee of the board of directors of Piedmont on an annual basis and typically vest over a three-year period beginning on the grant date. In addition, Piedmont has adopted a multi-year performance share program for certain of its employees. Restricted shares are earned based on the relative performance of Piedmont's total stockholder return as compared with a predetermined peer group's total stockholder return over a three-year period. Typically, shares are not awarded until after the end of the third year in the performance period and vest immediately upon award; however, the inaugural performance share program, which covers the fiscal 2010-2012 performance period, contains three interim performance periods whereby shares may be awarded.

A rollforward of Piedmont's deferred stock award activity for the three months ended March 31, 2013 is as follows:

	Unvested Deferred Stock Awards as of January 1, 2013	Deferred Stock Awards Granted During Three Months Ended March 31, 2013	Adjustment to Estimated Future Grants of Performance Share Awards During Three Months Ended March 31, 2013	Deferred Stock Awards Vested During Three Months Ended March 31, 2013	Deferred Stock Awards Forfeited During Three Months Ended March 31, 2013	Unvested Deferred Stock Awards as of March 31, 2013
Shares	318,893	—	50,155	—	(456)	368,592
Weighted-Average Grant Date Fair Value (per share)	$18.41	$—	$18.27	$—	$17.60	$18.39

A detail of Piedmont’s outstanding employee deferred stock awards as of March 31, 2013 is as follows:

Date of grant	Type of Award	Net Shares Granted (1)		Grant Date Fair Value	Vesting Schedule	Unvested Shares as of March 31, 2013
May 11, 2010	Fiscal Year 2010-2012 Performance Share Program	56,875	(2)	$28.44	Shares vest immediately upon determination of award in 2013.	5,266	(3)
May 24, 2010	Annual Deferred Stock Award	161,148		$18.71	Of the shares granted, 25% vested on the date of grant, and 25% vested or will vest on May 24, 2011, 2012, and 2013, respectively.	52,964
May 24, 2010	One-Time Special Deferred Stock Award in Recognition of Piedmont's Initial Public Offering	40,085		$18.71	Of the shares granted, 33.33% vested or will vest on May 24, 2011, 2012, and 2013, respectively.	17,457
April 5, 2011	Annual Deferred Stock Award	128,986		$19.40	Of the shares granted, 25% vested on the date of grant, and 25% vested or will vest on April 5, 2012, 2013, and 2014, respectively.	74,470
April 5, 2011	Fiscal Year 2011-2013 Performance Share Program	—		$18.27	Shares awarded, if any, will vest immediately upon determination of award in 2014.	50,155	(4)
April 4, 2012	Annual Deferred Stock Award	209,876		$17.49	Of the shares granted, 25% vested on the date of grant, and 25% will vest on April 4, 2013, 2014, and 2015, respectively.	168,280
April 4, 2012	Fiscal Year 2012-2014 Performance Share Program	—		$17.42	Shares awarded, if any, will vest immediately upon determination of award in 2015.	—	(4)
Total						368,592

(1)	Amounts reflect the total grant, net of shares surrendered upon vesting to satisfy required minimum tax withholding obligations through March 31, 2013.

(2)	Represents net shares granted as of the end of the second interim performance period ended December 31, 2011.

(3)	Calculated based on Piedmont's cumulative total stockholder return for the respective performance period through December 31, 2012.

(4)
Estimated based on Piedmont's cumulative total stockholder return for the respective performance period through March 31, 2013. Such estimates are subject to change in future periods based on both Piedmont's and its peers' stock performance and dividends paid.

During the three months ended March 31, 2013 and 2012, respectively, Piedmont recognized approximately $0.6 million and $0.3 million of compensation expense related to stock awards, all of which related to the amortization of nonvested shares. As of March 31, 2013, approximately $1.6 million of unrecognized compensation cost related to nonvested, annual deferred stock awards remained, which Piedmont will record in its consolidated statements of income over a weighted-average vesting period of approximately one year.

12.Earnings Per Share

There are no adjustments to “Net income attributable to Piedmont” or “Income from continuing operations” for the diluted earnings per share computations.

Net income per share-basic is calculated as net income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Net income per share-diluted is calculated as net income available to common stockholders divided by the diluted weighted average number of common shares outstanding during the period, including nonvested restricted stock. Diluted weighted average number of common shares is calculated to reflect the potential dilution under the treasury stock method that would occur as if the remaining unvested restricted stock awards has vested and resulted in additional common shares outstanding.

The following table reconciles the denominator for the basic and diluted earnings per share computations shown on the consolidated statements of income for the three months ended March 31, 2013 and 2012, respectively:

	Three Months Ended March 31,
	2013	2012
Weighted-average common shares – basic	167,555	172,630
Plus incremental weighted-average shares from time-vested conversions:
Restricted stock awards	255	244
Weighted-average common shares – diluted	167,810	172,874

13.Other Subsequent Events

Second Quarter Dividend Declaration

On May 2, 2013, the board of directors of Piedmont declared dividends for the second quarter of 2013 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on May 31, 2013. Such dividends are to be paid on June 21, 2013.

Sale of the 1200 Enclave Building

On May 1, 2013, Piedmont closed on the sale of the 1200 Enclave Parkway building in Houston, Texas, for approximately $48.8 million with an unrelated, third-party purchaser. The building, which was purchased by Piedmont in March 2011, contains approximately 150,000 square feet and is approximately 100% leased. Further, Piedmont was engaged by the purchaser to manage the property for a five-year term at a market-based fee.

Final Approval of Litigation Settlement Agreements

Following notice to the classes, the litigation settlement agreements were granted final approval by the court on April 18, 2013. See Note 9 for further detail.

Additional Interest Rate Derivative Agreements

During April 2013, Piedmont entered into four additional forward starting swaps with a total notional value of $390 million to hedge the risk of changes in the interest-related cash flows associated with the potential incurrence of long-term debt.

14.    Guarantor and Non-Guarantor Financial Information

Piedmont anticipates filing one or more registration statements relating to debt securities of Piedmont OP, guaranteed by Piedmont. When one or more registration statements becomes effective, Piedmont will become subject to the requirements of Rule 3-10 of Regulation S-X regarding financial statements of guarantors and issuers of guaranteed registered securities. Therefore, Piedmont is providing the following condensed consolidating financial information for Piedmont Operating Partnership, LP (the "Issuer"), Piedmont Office Realty Trust, Inc. (the "Guarantor"), and the other directly and indirectly owned subsidiaries of the Guarantor (the "Non-Guarantor Subsidiaries"). The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions, including transactions with the Non-Guarantor Subsidiaries.

Condensed Consolidated Balance Sheets
As of March 31, 2013
(in thousands)	Issuer	Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Real estate assets, at cost:
Land	$90,239	$—	$576,240	$—	$666,479
Buildings and improvements, less accumulated depreciation	518,634	—	2,540,683	—	3,059,317
Intangible lease assets, less accumulated amortization	2,954	—	67,798	—	70,752
Construction in progress	766	—	28,721	—	29,487
Real estate assets held for sale, net	—	—	24,954	—	24,954
Total real estate assets	612,593	—	3,238,396	—	3,850,989
Investments in and amounts due from unconsolidated joint ventures	38,293	—	—	—	38,293
Cash and cash equivalents	68,385	150	—	(50,960)	17,575
Tenant receivables, net	35,865	—	117,832	—	153,697
Advances to affiliates	846,627	1,297,916	(1,171,575)	(972,968)	—
Notes receivable	160,000	2,500	23,890	(186,390)	—
Prepaid expenses, restricted cash, escrows, and other assets	5,262	175	8,961	(991)	13,407
Goodwill	180,097	—	—	—	180,097
Interest rate swap	1,712	—	—	—	1,712
Deferred financing costs, net	4,037	—	1,871	—	5,908
Deferred lease costs, net	33,011	—	238,326	—	271,337
Other assets held for sale, net	—	—	5,646	—	5,646
Total assets	$1,985,882	$1,300,741	$2,463,347	$(1,211,309)	$4,538,661
Liabilities:
Line of credit and notes payable	$735,890	$—	$1,150,025	$(186,390)	$1,699,525
Accounts payable, accrued expenses, and accrued capital expenditures	19,720	434	171,071	(51,952)	139,273
Advances from affiliates	284,014	599,167	162,403	(1,045,584)	—
Deferred income	5,198	—	18,387	—	23,585
Intangible lease liabilities, net	18	—	45,197	—	45,215
Interest rate swaps	8,443	—	—	—	8,443
Total liabilities	1,053,283	599,601	1,547,083	(1,283,926)	1,916,041
Stockholders’ Equity:
Common stock	—	1,676	—	—	1,676
Additional paid-in capital	—	3,667,614	—	—	3,667,614
Cumulative distributions in excess of earnings	939,330	(2,968,150)	914,651	72,617	(1,041,552)
Other comprehensive loss	(6,731)	—	—	—	(6,731)
Piedmont stockholders’ equity	932,599	701,140	914,651	72,617	2,621,007
Noncontrolling interest	—	—	1,613	—	1,613
Total stockholders’ equity	932,599	701,140	916,264	72,617	2,622,620
Total liabilities and stockholders’ equity	$1,985,882	$1,300,741	$2,463,347	$(1,211,309)	$4,538,661

Condensed Consolidated Balance Sheets
As of December 31, 2012
(in thousands)	Issuer	Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Real estate assets, at cost:
Land	$90,239	$—	$532,109	$—	$622,348
Buildings and improvements, less accumulated depreciation	522,054	—	2,359,242	—	2,881,296
Intangible lease assets, less accumulated amortization	3,266	—	51,479	—	54,745
Construction in progress	1,056	—	19,317	—	20,373
Real estate assets held for sale, net	10,223	—	23,747	—	33,970
Total real estate assets	626,838	—	2,985,894	—	3,612,732
Investments in and amounts due from unconsolidated joint ventures	37,689	—	—	—	37,689
Cash and cash equivalents	62,371	239	—	(49,653)	12,957
Tenant receivables, net	34,286	—	110,862	—	145,148
Advances to affiliates	554,329	1,300,157	(931,733)	(922,753)	—
Notes receivable	160,000	2,500	23,890	(186,390)	—
Prepaid expenses, restricted cash, escrows, and other assets	4,219	15	10,070	(948)	13,356
Goodwill	180,097	—	—	—	180,097
Interest rate swap	1,075	—	—	—	1,075
Deferred financing costs, net	4,292	—	2,162	—	6,454
Deferred lease costs, net	31,357	—	208,783	—	240,140
Other assets held for sale, net	—	—	5,227	—	5,227
Total assets	$1,696,553	$1,302,911	$2,415,155	$(1,159,744)	$4,254,875
Liabilities:
Line of credit and notes payable	$452,890	$—	$1,150,025	$(186,390)	$1,416,525
Accounts payable, accrued expenses, and accrued capital expenditures	20,444	644	156,776	(50,601)	127,263
Advances from affiliates	274,158	568,093	147,783	(990,034)	—
Deferred income	5,991	—	15,561	—	21,552
Intangible lease liabilities, net	24	—	40,781	—	40,805
Interest rate swaps	8,235	—	—	—	8,235
Total liabilities	761,742	568,737	1,510,926	(1,227,025)	1,614,380
Stockholders’ Equity:
Common stock	—	1,676	—	—	1,676
Additional paid-in capital	—	3,667,051	—	—	3,667,051
Cumulative distributions in excess of earnings	941,971	(2,934,553)	902,620	67,281	(1,022,681)
Other comprehensive loss	(7,160)	—	—	—	(7,160)
Piedmont stockholders’ equity	934,811	734,174	902,620	67,281	2,638,886
Noncontrolling interest	—	—	1,609	—	1,609
Total stockholders’ equity	934,811	734,174	904,229	67,281	2,640,495
Total liabilities and stockholders’ equity	$1,696,553	$1,302,911	$2,415,155	$(1,159,744)	$4,254,875

Condensed Consolidated Statements of Income
For the three months ended March 31, 2013
(in thousands)	Issuer	Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Rental income	$18,925	$—	$90,002	$(906)	$108,021
Tenant reimbursements	4,036	—	21,628	(12)	25,652
Property management fee revenue	3,420	—	40	(2,829)	631
	26,381	—	111,670	(3,747)	134,304
Expenses:
Property operating costs	10,203	—	46,407	(3,718)	52,892
Depreciation	6,115	—	23,305	—	29,420
Amortization	1,320	—	7,797	—	9,117
General and administrative	4,378	118	5,417	(5,364)	4,549
	22,016	118	82,926	(9,082)	95,978
Real estate operating income	4,365	(118)	28,744	5,335	38,326
Other income (expense):
Interest expense	(3,624)	—	(15,592)	2,843	(16,373)
Interest and other income	2,778	43	(1,255)	(2,843)	(1,277)
Net casualty loss	58	—	(219)	—	(161)
Equity in income of unconsolidated joint ventures	395	—	—	—	395
	(393)	43	(17,066)	—	(17,416)
Income from continuing operations	3,972	(75)	11,678	5,335	20,910
Discontinued operations:
Operating income, excluding impairment loss	(211)	—	358	—	147
Impairment loss	(6,402)	—	—	—	(6,402)
Gain/(loss) on sale of real estate assets	—	—	—	—	—
Income from discontinued operations	(6,613)	—	358	—	(6,255)
Net income	(2,641)	(75)	12,036	5,335	14,655
Less: Net income attributable to noncontrolling interest	—	—	(4)	—	(4)
Net income attributable to Piedmont	$(2,641)	$(75)	$12,032	$5,335	$14,651

Condensed Consolidated Statements of Income
For the three months ended March 31, 2012
(in thousands)	Issuer	Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues:
Rental income	$18,318	$—	$86,447	$(890)	$103,875
Tenant reimbursements	4,138	—	22,387	(12)	26,513
Property management fee revenue	3,481	—	54	(2,961)	574
Other rental income	16	—	108	—	124
	25,953	—	108,996	(3,863)	131,086
Expenses:
Property operating costs	9,913	—	45,600	(3,822)	51,691
Depreciation	5,719	—	21,133	—	26,852
Amortization	1,313	—	11,301	—	12,614
General and administrative	5,058	76	5,237	(5,114)	5,257
	22,003	76	83,271	(8,936)	96,414
Real estate operating income	3,950	(76)	25,725	5,073	34,672
Other income (expense):
Interest expense	(2,844)	—	(16,493)	2,800	(16,537)
Interest and other income	2,837	—	60	(2,800)	97
Equity in income of unconsolidated joint ventures	170	—	—	—	170
	163	—	(16,433)	—	(16,270)
Income from continuing operations	4,113	(76)	9,292	5,073	18,402
Discontinued operations:
Operating income, excluding impairment loss	1,040	—	(41)	—	999
Gain/(loss) on sale of real estate assets	17,832	—	(2)	—	17,830
Income from discontinued operations	18,872	—	(43)	—	18,829
Net income	22,985	(76)	9,249	5,073	37,231
Less: Net income attributable to noncontrolling interest	—	—	(4)	—	(4)
Net income attributable to Piedmont	$22,985	$(76)	$9,245	$5,073	$37,227

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2013
(in thousands)	Issuer	Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net Cash Provided by Operating Activities	$7,636	$177	$29,849	$5,336	$42,998

Cash Flows from Investing Activities:
Investment in real estate assets and real estate intangibles, net of accruals	(2,534)	—	(279,079)	—	(281,613)
Net sales proceeds from wholly-owned properties	3,403	—	—	—	3,403
Investments in unconsolidated joint ventures	(672)	—	—	—	(672)
Deferred lease costs paid	(2,331)	—	(6,539)	—	(8,870)
Net cash used in investing activities	(2,134)	—	(285,618)	—	(287,752)
Cash Flows from Financing Activities:
Deferred financing costs paid	(47)	—	—	—	(47)
Proceeds from line of credit and notes payable	294,000	—	—	—	294,000
Repayments from line of credit and notes payable	(11,000)	—	—	—	(11,000)
Repurchases of common stock as part of announced program	—	(11)	—	—	(11)
Intercompany distributions	(282,441)	33,315	255,769	(6,643)	—
Dividends paid to stockholders and distributions to noncontrolling interest	—	(33,570)	—	—	(33,570)
Net cash provided by/(used in) financing activities	512	(266)	255,769	(6,643)	249,372
Net (decrease)/increase in cash and cash equivalents	6,014	(89)	—	(1,307)	4,618
Cash and cash equivalents, beginning of year	62,371	239	—	(49,653)	12,957
Cash and cash equivalents, end of year	$68,385	$150	$—	$(50,960)	$17,575

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2012
(in thousands)	Issuer	Guarantor	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net Cash Provided By/(Used In) Operating Activities	$(13,664)	$620	$45,880	$5,073	$37,909

Cash Flows from Investing Activities:
Investment in real estate assets and real estate intangibles, net of accruals	(4,630)	—	(8,445)	—	(13,075)
Net sales proceeds from wholly-owned properties	24,839	—	—	—	24,839
Deferred lease costs paid	(1,550)	—	(4,324)	—	(5,874)
Net cash provided by/(used in)/provided by investing activities	18,659	—	(12,769)	—	5,890
Cash Flows from Financing Activities:
Deferred financing costs paid	(12)	—	—	—	(12)
Proceeds from line of credit and notes payable	49,000	—	—	—	49,000
Repayments from line of credit and notes payable	(29,000)	—	(140,000)	—	(169,000)
Costs of issuance of common stock	—	(229)	—	—	(229)
Intercompany distributions	(133,170)	34,176	106,889	(7,895)	—
Dividends paid to stockholders and distributions to noncontrolling interest	—	(34,569)	—	—	(34,569)
Net cash provided by/(used in) financing activities	(113,182)	(622)	(33,111)	(7,895)	(154,810)
Net (decrease)/increase in cash and cash equivalents	(108,187)	(2)	—	(2,822)	(111,011)
Cash and cash equivalents, beginning of year	166,920	139	—	(27,369)	139,690
Cash and cash equivalents, end of year	$58,733	$137	$—	$(30,191)	$28,679